                                                                    EXHIBIT 10.9

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE
-----------------------------------------------------------------------------
BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.
----------------------------------------------------------------


                                   AGREEMENT

     THIS AGREEMENT (this "Agreement"), dated as of the 21st day of May 1999, is by and between PURCHASE PRO. INC., 3291 North Buffalo Drive, Las Vegas, Nevada 89129 USA ("Licensor"), a Nevada corporation, and HOSPITALITYCITY PTE LTD., 8 Temasek Boulevard, #42-01 Suntec Tower Three, Singapore 038988 ("Licensee"), a Singapore registered company.

     NOW, THEREFORE, Licensor and Licensee, intending to be legally bound, hereby agree as follows.

                                   SECTION 1
                                   ---------

                                  DEFINITIONS
                                  -----------

     1.1  "Changes" means the Licensee Changes and the Licensor Changes.

     1.2 "Confidential Information" means any competitively sensitive or secret business, marketing or technical information of Licenser. In all cases Licensor's Confidential Information shall include the Software and Documentation, including all Licensor Changes. Additionally, Confidential Information will include Licensor's Marketing Plans/Programs, Contracts as well as all responses to RFP'S, RFQ's and RFI'S. Confidential Information shall not include, however, information that (a) is generally known to the public or readily ascertainable from public sources (other than as a result of a breach of confidentiality by Licensee or any person or entity associated with Licensee),
(b) is independently developed without reference to or reliance on any Confidential Information of Licensor, as demonstrated by written records in Licensee's possession (which shall be provided to Licensor at Licensor's request) or (c) is obtained from an independent third party who created or acquired such information without reference to or reliance on Confidential Information of Licensor, as demonstrated by written records in Licensee's possession (which shall be provided to Licensor at Licensor's request).

     1.3 "Conversion" means conversion and formatting of a Customer's existing data for use with the Software.

     1.4 "Correction" means a change made in the Software to correct errors or defects in the Software or to make the Software conform to Licensor's then-current technical specifications.

     1.5 "Customer" means an Eligible Prospect that has executed a Licensor approved License Agreement with Licensee.

     1.6 "Documentation" means (a) the technical and operating documentation relating to the Software and/or Program provided to Licensee by Licensor for Licensee to provide to Customers, (b) all Licensor Changes provided to Licensee or applicable Customers by Licensor, or otherwise made or obtained by or for Licensee or any Customers, and (c) all other written or recorded information relating to the Software and or Program, whether created by or for Licensor, Licensee or any customer.

     1.7 "Eligible Prospect" means (a) a person or entity engaged in the Hospitality and Leisure Sectors and doing business in the Territory, or (b) such other customers located inside or outside the Territory as Licensor may hereafter agree in writing to be an Eligible Prospect.


                                 Confidential

     1.8 Enhancement" means a new function or feature for any portion of the Software that provides a new capability that the previous releases or versions of the Software did not have and that may be incorporated into the Software by modification to the then existing programs or by development of new programs. For the sake of clarity, "Enhancement" does not include the Licensee Software and/or any modification or improvement to the Licensee Software.

     1.9 "Hospitality and Travel Sectors" means the hospitality and travel sectors including businesses relating to airlines, hotels, resorts, theme parks, clubs, cruise lines, food service, restaurants, pubs and entertainment facilities.

     1.10 "Installation" means the installation of the Software on the Customer's computer network.

     1.11 "License Agreement" means a license agreement in respect of the Software directly between an Eligible Prospect and Licensee [substantially in the form set out in Exhibit C]. No License Agreement shall be effective, and no license to use the Software shall be valid, unless a License Agreement has been signed by Licensee and the Customer. Licensor may change, revise or update the form of the License Agreement with the concurrence of the Licensee. Such changes, revision or updates shall not apply to License Agreements already entered into with Customers.

     1.12 "Licensee Changes" means updates, upgrades, additions, and modifications to the Software and Documentation, including translations into foreign languages used in the Territory, nationalizations for countries included in the Territory, Corrections, Enhancements, and any other new or additional works based in whole or in part on the Software, Program or Documentation.

     1.13 "Licensee Software" means software developed or to be developed by Licensee for incorporating into Licensee's electronic commerce network (whether existing in source code or object code form), including without limitations, centralized procurement and procurement manager modules.

     1.14 "Licensor Changes" means updates, upgrades, additions, and modifications to the Software and Documentation, including translations into foreign languages used in the Territory, nationalizations for countries included in the Territory, Corrections, Enhancements, and any other new or additional works based in whole or in part on the Software, Program or Documentation.

     1.15 "Program" means the concept developed by Licensor pursuant to which the Software or other software is used (a) by potential sellers of goods and/or services to make offers to sell or solicit offers to buy goods and/or services and (b) by potential buyers of goods and/or services to acquire or evaluate the acquisition of goods or services.

     1.16 "Software" means the most current compiled version of the Licensor's program, presently known as PurchasePro Version 4.0, which will be capable of operating in its entirety to provide an electronic commerce network that allows businesses to buy from or sell to a wide variety of businesses. Source code will be available for check out within 24 hours, subject to the terms of this agreement, for any specific module which the Licensee requires to make modification. The Software shall include all Licensor Changes provided to the Licensee or applicable Customers by Licensor or otherwise made or obtained by or for the Licensee or any Customers. For the sake of clarity, "Software" does not include the Licensee Software and/or any modification or improvement to the Licensee Software.


                                 Confidential

     1.17 "Subject Revenue" means any and all receipts, gross revenues or other gross income directly attributable to the Software.

     1.18 "Support Services" means the services to be performed by Licensee in support of Customer's use of the Software under the terms of a License Agreement; for example, installation, Conversion, delivery of Corrections and Enhancements provided by Licensor, production of customized Changes, and such other services as training, hot-line support, and troubleshooting,

     1.19 "Territory" means, subject to the limitations of Section 17.2 hereof, Australia, China (including Hong Kong), Indonesia, Malaysia, New Zealand, the Philippines, Singapore, Taiwan and Thailand. Licensor and Licensee may in the future decide by mutual agreement to modify the definition of the Territory to include additional countries or territories, but each party reserves absolute discretion whether to agree to such a modification and/or require further terms or conditions in connection with the modification, and the modification shall not be valid unless made in writing and signed as provided in Section 15 hereof.


                                   SECTION 2
                                   ---------

                                    LICENSE
                                    -------

     2.1 Licensor hereby grants to Licensee, and Licensee accepts, subject to the terms and conditions set forth herein. the right and license to:

     (a)  Demonstrate and promote the Software to Eligible Prospects.

     (b) License the Software to Eligible Prospects by entering into License Agreement with Eligible Prospects. For the sake of clarity, the Software and Documentation may not be provided to any Eligible Prospect or any other person (for evaluation, use, or any other purpose) except pursuant to a License Agreement.

     (c) Subject to Section 5.3 hereof, make Licensee Changes to the Software and Documentation for the sole purpose of providing such Licensee Changes together with the Software and Documentation to Customers pursuant to a License Agreement.

     (d) Make copies of the Software and Documentation as necessary to give effect to and to fulfill obligations arising from items (a) through (c) above.

     2.2 Licensor shall provide one master copy of the Software and Documentation to Licensee for purposes of permitting Licensee to exercise its rights under Section 2.1 hereof.

     2.3 The right to market the Software and provide Support Services to Customers in the specified countries in the Territory shall be exclusive to the Licensee for a period of three years. During the exclusivity period of the License, neither Licensee nor any entity affiliated with Licensee shall offer, sell, lease or license services, products or programs that compete with the Program or the Software in the Territory to customers in the Hospitality and Travel Sector.

     As exceptions to such exclusivity, Licensor reserves the right (either directly or in collaboration with other distributors, subcontractors, or marketing agents and without obligation to Licensee) to do business with any person who/which is engaged in any business other than the Hospitality Travel and Leisure Sectors or who/which does business outside the Territory provided that such person is not also predominantly engaged in the Hospitality Travel and Leisure Sectors within the Territory.



                                 Confidential

     2.4 Licensee agrees to devote its best efforts to promote and market the Software to Eligible Prospects in the Territory during the term of this Agreement, and to devote a reasonable level of management and resources to the promotion, marketing, and support of the Software. Best efforts shall include, but are not limited to, an ongoing marketing campaign, hardware hosting and maintenance, and computer support and maintenance. Licensee agrees to provide Licensor at least once each quarter with information regarding its marketing plans and forecasts. Such plans and forecasts shall be non-binding and subject to change and may be delivered formally or informally, and orally or in writing but shall be sufficient to demonstrate that the effort and resources being devoted by Licensee are reasonable to promote and meet the needs of Eligible Prospects in the Territory. Licensee shall provide the Licensor a quarterly report listing all Customers.

     2.5 Licensee may sub-license its rights hereunder to wholly owned subsidiaries of the Licensee and to any joint ventures in which Licensee has management control. Licensee shall notify Licensor within thirty (30) days of any sub-license. Such sub-licenses shall be subject to all restrictions and requirements contained within this Agreement and shall be in a form acceptable to Licensor.

     2.6 Licensor hereby grants to Licensee the right to use any and all of Licensor's trademarks, service marks and trade names in conjunction with the performance of its obligations under this Agreement. Licensee shall at Licensor's request, provide Licensor with samples of its use of the marks.


                                   SECTION 3
                                   ---------

                             SERVICES; RESTRICTIONS
                             ----------------------

     3.1 Licensor shall use commercially reasonable efforts to provide the services described on Exhibit "A" hereto in a reasonably timely manner. However, Licensor shall not be required to travel to the Territory or any other location.

     3.2 In the event Licensee requires services from Licensor that are beyond the scope of Section 3.1 hereof, Licensor shall have no obligation to provide such services unless it agrees to do so and satisfactory provision is made for associated fees and travel and living expenses.

     3.3 Subject to the other provisions of this Agreement, Licensee shall perform all Support Services provided to Customers in accordance with the terms of the License Agreement.

     3.4  In addition to the Support Services provided to Customers pursuant to
Section 3.3 hereof and subject to mutual agreement between the Licensor and the Licensee, Licensee may provide Support Services to other licensed end users located inside or outside the Territory. Such Support Services may be provided by Licensee working directly for specified end users, or as a subcontractor working for Licensor. In the latter case, fees and charges shall be agreed to by Licensor and Licensee on a case by case basis provided that Licensee agrees that its fees and charges shall not exceed the fees and charges it customarily obtains for similar services in other circumstances. Revenues or Fees derived by Licensee as a result of a referral by Licensor including Support Services will be considered "Subject Revenue" and subject to License Fees described in Exhibit "B."

     3.5 Subject to mutual agreement between the Licensor and the Licensee, Licensor may provide support services to other licensed end users located outside the Territory. Such support services may be provided by Licensor working directly for specified end users, or as a subcontractor working for Licensee. In the latter case, fees and charges shall be agreed to by


                                 Confidential

Licensor and Licensee on a case by case basis provided that Licensor agrees that its fees and charges shall not exceed the fees and charges it customarily obtains for similar services in other circumstances.

     3.6 Except as expressly stated in this Agreement, until two (2) years following the termination of this Agreement (whether voluntary or involuntary whether by Licensor or Licensee and whether by expiration of the term or otherwise) neither Licensee, nor any affiliate of Licensee shall use the Software and any associated documentation, combined, or merged, in whole or in part, with any competitive software product without Licensor's consent.

     3.7 Except as expressly stated in this Agreement, Licensor shall have no obligation to render any services or provide any effort, or to refrain from any business or activity. Licensor provides no assurance with regard to the results or profitability of the promotional activities and services Licensee is authorized to pursue hereunder.


                                   SECTION 4
                                   ---------

                                      TERM
                                      ----

     4.1 Subject to earlier termination as provided herein, this Agreement shall take effect from the date of this Agreement and shall continue until terminated by the Licensee upon 90 days' notice by the Licensee to the Licensor.

     4.2 Upon termination of this Agreement, Licensee shall immediately deliver to Licensor at Licensee's own expense, all copies of the Software, Documentation. and any other materials related to Licensor or the Program in the possession of or previously delivered to Licensee by Licensor, except that Licensee may retain copies of such materials to the extent necessary to continue to provide Support Services and fulfill its obligations under License Agreements to Customers (the "Subsisting Agreements").

     4.3 Termination of this Agreement shall not terminate any License Agreement or other agreement in effect between Licensee and a Customer. For the purpose of the Licensee fulfilling its obligations under such License Agreement, Licensor hereby grants to Licensee such rights to the Software to the extent necessary for Licensee to fulfill such obligations, otherwise, Licensee shall not use, sell, distribute or have any rights in the Software, documentation, or other materials related to this Agreement. Each of Licensee and Licensor agrees that it shall be entitled to no compensation from the other or any Customer in connection with, or following, termination of this Agreement except that until the termination of each of these Subsisting Agreements, Licensee shall continue to be entitled to any payment due from Customers in respect to the relevant Subsisting Agreement; and Licensor shall be entitled to the fees arising therefrom on the basis set forth in Exhibit "B".

     4.4  Sections 3.6, 5.2, 5.3(b), 5.3(c), 5.4, 5.6, 6, and 8 hereof shall survive termination of this Agreement and shall thereafter remain in effect in accordance with their terms.

     4.5 This Agreement may be terminated earlier, at Licensor's election, if Licensee falls to perform its obligations hereunder in any material respect including the requirement that Licensee use its best efforts to market the Software (provided that Licensor notifies Licensee of the first occurrence of any such breach and gives Licensee a reasonable period of time, not less than thirty (30) days to cure such breach).


                                 Confidential

                                   SECTION 5
                                   ---------

                          TITLE; INTELLECTUAL PROPERTY
                          ----------------------------

     5.1 Licensee may copy the compiled Software and/or Documentation only as required to perform its duties hereunder, to fulfill its obligations under any License Agreement or as agreed in writing by Licensor, except that Licensee may also make a reasonable number of copies of the Software and Documentation to be maintained in its custody and control for nonproductive backup purposes. All copies of the Software and Documentation provided to or made by or for Licensee shall be accounted for upon Licensor's request.

     5.2  Software, Program, Documentation and Licensor Changes are protected by
U. S. and international copyright laws, treaties, and conventions; the Software and Documentation are copyrighted works under U.S. and foreign laws; and the Software and Documentation are protected as trade secrets and Confidential Information of Licensor. Licensor retains all right, title, and interest in and to the Software, Documentation, and all intellectual property rights contained therein, subject only to the limited license granted to Licensee in Section 2.1 hereof.

     5.3 (a) Licensor may authorize Licensee and/or Customers, including their respective employees and agents to make (alone or in collaboration with Licensor) or receive Licensor Changes. Licensor reserves the absolute right to determine when and how such Licensor Changes are produced and used. Licensee agrees that all Licensor Changes made or obtained by Licensor, Licensee, or any Customer, or their respective employees or agents acting alone or in collaboration with each other, shall together with all intellectual properly rights associated therewith be the exclusive property of Licensor. Licensee shall not implement and distribute Licensor Changes, until such Licensor Changes have been approved by Licensee.

     (b) Licensor may use all Licensee Changes and Enhancements created by Licensee, its employees, agents or assigns under the following circumstances. Licensee shall as soon as developed present such Licensee Changes or Enhancements to Licensor who shall expressly accept or reject such Changes or Enhancements. In the event that Licensor accepts such Licensee Changes or Enhancements, the License Fee payable by Licensee to Licensor for that year and each and every subsequent year so long as Licensor continues to use such Licensee Changes and Enhancements (as set forth in Exhibit B) shall be reduced by ** of the aggregate Subject Revenue, but in no event shall the License Fee be
   --
reduced to less than ** of that set forth in Schedule B. This reduction in the
                     --
subject Revenue shall entitle Licensor to a fully paid and irrevocable worldwide license to the Licensee Changes and Enhancements that shall survive the termination of this Agreement. Licensee changes for multiple currencies, multi-lingual and multi-national capabilities will be excluded from this reduction.

     (c) Notwithstanding Section 5.3(b) and subject to the proviso below, Licensee grants to Licensor the right to use those parts of Licensee Changes (i) which enable the Software to process transactions involving more than one currency or (ii) which provide the Software with multi-lingual and multi-national capabilities, PROVIDED where Licensee has to incur any costs or expenses to enable Licensor to exercise its fights under this sub-Section 5.3(c), Licensor shall pay for such costs and expenses if approved in writing by Licensee. The provisions of this Section 5.3(c) shall survive termination of this Agreement and Licensor's license to use the Licensee Changes described in this Section 5.3(c) shall be

*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION
------------------------------------------------------------------------------
CONTAINED IN THIS EXHIBIT.  THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE
------------------------------------------------------------------------------
BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE
---------------------------------------------------------------------------
SECURITIES AND EXCHANGE COMMISSION.
-----------------------------------



                                 Confidential
deemed fully paid and irrevocable. The execution of this Agreement shall constitute payment for the rights granted under this Section 5.3(c).

     5.4 Licensee may not distribute, sell, sublease, assign, give, or transfer in any way the original or any copies of the Software or Documentation except as provided in this Agreement or as otherwise hereafter agreed by Licensor in writing. Licensee may not modify, reverse engineer, de-compile, or translate the Software or Documentation without the prior written consent of Licensor. Licensee may not use the Software or Documentation to process accounts or records, to generate output data, or otherwise for the direct benefit of, or for purposes of rendering services to, any person, business entity or organizations, except Customers as expressly authorized in their applicable License Agreement.

     5.5 Licensee is authorized to identify Licensee as an independent business that has been authorized by Licensor to market the Software and provide Support Services to Customers and, with the prior written consent of Licensor which shall not be unreasonably withheld, to use and display Licensor's trade name, trademarks, service marks, and logos for purposes of promotion and marketing of the Software intended for Eligible Prospects. All such action shall be subject to reasonable advertising and usage guidelines provided by Licensor. In all other respects, this Agreement confers no right or license with regard to Licensor's trade name, trademarks, service marks, logos, or packaging, or any related goodwill, all of which shall be the exclusive property of Licensor. Licensee shall assist Licensor, at Licensor's request, in perfecting and maintaining Licensor's rights under trademark and similar laws in each country in the Territory by advising Licensor of any special registration, recording, or notice requirements.

     5.6 Licensee shall notify Licensor in the event that it discovers any infringement of Licensor's rights in the Software or any violation of the terms of the License Agreement, and shall cooperate with Licensor and assist in the prosecution of Licensor's claims, provided that Licensor retains financial responsibility for costs of assistance and prosecution. Licensor shall be entitled to retain any proceeds from such claims, including settlement amounts for purposes of funding Licensor's worldwide intellectual property protection programs.


                                   SECTION 6
                                   ---------

                          CONFIDENTIALITY OBLIGATIONS
                          ---------------------------

     6.1 Licensee acknowledges that the Software, Program and Documentation contain Confidential Information of Licensor.

     6.2 Licensee agrees at all times to maintain the complete confidentiality of the Software, Documentation, Program and all other Confidential Information of Licensor.

     6.3 Licensee agrees not to permit or authorize access to, or disclosure of, the Software, Documentation, Program and all other Confidential Information of Licensor to any person or entity other then (a) Eligible Prospects to the extent necessary for such Eligible Prospects to evaluate the Software, (b) Customers, to the extent necessary for such Customers to exercise their rights under applicable License Agreements, and (c) employees of Licensee who "need to know" such information in order to enable Licensee to perform its obligations under this Agreement and applicable License Agreements. The Software and Documentation and all other Confidential Information of Licensor may not be disclosed or provided to any independent contractors or consultants dealing with Licensee, Eligible Prospects, or Customers, unless Licensor gives its prior written approval. Licensee may disclose necessary portions of the Software, Documentation, Program or other Confidential lnformation of Licensor to governmental regulatory authorities if such disclosure is required for


                                 Confidential
compliance with applicable laws or otherwise as required by applicable law, but Licensee shall to the extent practicable notify Licensor of the applicable legal requirements before such disclosure occurs and Licensee shall use its best efforts to help Licensor obtain protection as may be available to preserve the confidentiality of such information following disclosure.

     6.4 Prior to disposal of any media or materials that contain any part of the Software, Documentation, Program, or other Confidential Information of Licensor, Licensee shall, unless prohibited by applicable law, obliterate or otherwise destroy all code, instructions, commentary, or further evidence of Confidential Information, for example, by erasing, incinerating, or shredding such materials. The said disposal/destruction will be performed by an outside party and a receipt of this destruction will be provided to the Licensor.


                                   SECTION 7
                                   ---------

                   FEES AND CHARGES; POSSIBLE JOINT VENTURE
                   ----------------------------------------

     7.1 Licensee shall use its best endeavours to promptly and timely collect all Subject Revenues from the Customers and Licensee shall not permit any person or entity access to the Software, Program, Documentation or any modification thereof unless such person or entity has, on commercially reasonable terms and for cash only, entered into a License Agreement approved by Licensor and the execution of such License Agreement is promptly reported to Licensor.

     7.2 Licensee shall pay Licensor the fees set forth in Exhibit "B" hereto. On or before the fifteenth (15th) day of each calendar quarter (January 15, April 15, July 15, and October 15), the Licensee shall (a) provide the Licensor by facsimile a detailed written report showing all Subject Revenue received by Licensee and/or its affiliates in the immediately previous calendar quarter and
(b) cause the Licensor to have received a wire transfer of a payment of all amounts due to Licensor in respect to all Subject Revenue received by Licensee and its affiliates prior to the end of the immediately previous calendar quarter. Fees paid to Licensor are to be in United States dollars and will be calculated based on the relevant bank selling exchange rate for United States dollars quoted by the Bank of America, N.A., Singapore Branch, five (5) days prior to the due date. Should this day fall on a day which these rates are not available due to legal or banking holidays, the next most current rate will be used,

     7.3 Subject to Licensee's payment of the amounts owing to Licensor hereunder, Licensee shall have sole responsibility for establishing and collecting fees, and shall be entitled to retain (but only during the term of a License Agreement), all fees and charges payable by Customers relating to a Program and/or the Software, or any services provided by Licensee in connection therewith.

     7.4 Licensee shall collect, report, and pay to the relevant taxing authority, and indemnify Licensor for any liability relating to, all applicable excise, property, value-added tax (VAT), sales and use or similar taxes, in addition to or in lieu thereof, and any custom, import, export or other duties, levies, tariffs, taxes, or other similar charges that are imposed by any jurisdiction outside the United States of America for the transactions contemplated herein, including the license of the Software by Licensor.

     7.5 Time is of the essence with respect to all payments due from Licensee hereunder. Licensee may not suspend or set off any payment due Licensor hereunder on any basis whatsoever. All amounts past due shall accrue interest at the rate of ** per annum above the prime rate of the Bank of America, N.A.,
               --
Singapore Branch on the date which the payment is due.

*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION
------------------------------------------------------------------------------
CONTAINED IN THIS EXHIBIT.  THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE
------------------------------------------------------------------------------
BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE
---------------------------------------------------------------------------
SECURITIES AND EXCHANGE COMMISSION.
-----------------------------------


                                 Confidential

     7.6 Notwithstanding anything in this Agreement to the contrary, the Licensor may upon five (5) days' notice to Licensee audit and inspect any and all of the Licensee's books and records provided such audit shall not be conducted more than once every quarter. If any such audit or any other audit or investigation efforts of Licensor shall ever reflect underpayment of fees of more than ten thousand dollars ($10,000.00) for any calendar quarter, the Licensee shall reimburse the Licensor for all of the expenses incurred by the Licensor in conducting such audit or other investigation.

     7.7 Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that at any time after the second (2nd) anniversary of this Agreement, either party may, but shall not be obligated to, notify the other party of its intention to form a joint venture with the other party. Upon sending such notice, the parties shall immediately meet and in good faith negotiate the terms of the joint venture.


                                   SECTION 8
                                   ---------

                                  LIMITATIONS
                                  -----------

     8.1 LICENSOR SHALL HAVE NO LIABILITY FOR THE SOFTWARE OR ANY SERVICES PROVIDED HEREUNDER, INCLUDING ANY LIABILITY FOR NEGLIGENCE. LICENSOR MAKES AND LICENSEE RECEIVES NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, IN ANY PROVISION OF THIS AGREEMENT OR ANY OTHER COMMUNICATION, AND LICENSOR SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     8.2 The cumulative liability of Licensor to Licensee for all claims relating to the Software and any services rendered hereunder, in contract, tort, or otherwise, shall not exceed the total amount of all license fees paid by Licensee to Licensor for the relevant Software within the prior year. In no event shall Licensor be liable to Licensee for any consequential, indirect, special, or incidental damages, including without limitation lost profits, even if Licensor has been advised of the possibility of such potential loss or damage. The foregoing limitation of liability and exclusion of certain damages shall apply regardless of the success or effectiveness of other remedies.

     8.3 LICENSEE SHALL HAVE NO LIABILITY FOR THE LICENSEE CHANGES OR ANY OTHER SOFTWARE OR SERVICES PROVIDED HEREUNDER, INCLUDING ANY LIABILITY FOR NEGLIGENCE. LICENSEE MAKES AND LICENSOR RECEIVES NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, IN ANY PROVISION OF THIS AGREEMENT OR ANY OTHER COMMUNICATION, AND LICENSEE SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                                   SECTION 9
                                   ---------

                                INDEMNIFICATION
                                ---------------

     9.1 Except as hereafter otherwise provided, if a third party claims that the Software infringes any patent, copyright, trade secret, or other intellectual property rights of a third party, Licensor shall (as long as Licensee is not in default under this Agreement) defend Licensee against that claim at Licensor's expense and pay all damages awarded by a court in a final judgment, provided that Licensee promptly notifies Licensor in writing of any such claim, and allows Licensor to control, and cooperates with Licensor in the defense and disposition of such claim, including any related settlement negotiations. If such a claim is made or appears possible, Licensor may, at its option, secure for Licensee the right to continue to use the Software, modify or replace the Software so that it is non-infringing, or


                                 Confidential
refund all license fees paid for the infringing material less a reasonable deduction for prior use. Notwithstanding the foregoing, Licensor shall have no obligation hereunder for (a) any claim based on Licensee Changes, or for any combination, operation, or use of the Software with any product data, or apparatus specifically disallowed by Licensor and notified to the Licensee in writing or (b) any claim based on theories of law that are not substantially equivalent to laws, treaties, and conventions applicable to U.S. patents, copyrights, trade secrets, and similar intellectual property rights. THIS SECTION STATES LICENSOR'S ENTIRE OBLIGATION TO LICENSEE WITH RESPECT TO MATTERS OF TITLE OR ANY CLAIM OF INFRINGEMENT THEREOF.

     9.2 If a third party claims Licensee Changes infringe any patent, copyright, trade secret or other intellectual property rights of a third party, or should a third party bring any claim against Licensor resulting from Licensee's breach of this Agreement, Licensee shall defend and indemnify Licensee against that claim at Licensee's expense and pay all damages awarded by a court in a final judgment; provided, that Licensor promptly notifies Licensee in writing of any such claim. and allows Licensee to control, and cooperates with Licensee in, the defense and disposition of such claim, including any related settlement negotiations.

                                  SECTION 10
                                  ----------

                              POWER AND AUTHORITY
                              -------------------

     Each party hereby represents and warrants to the other party hereto that it has full power and authority to enter into and perform under the terms of this Agreement, and the person executing this Agreement on behalf of such party has been properly authorized and empowered to so execute this Agreement.

                                  SECTION 11
                                  ----------

                                    NOTICES
                                    -------

     All notices or other communications to be given hereunder shall be in writing and delivered either by telecopy (confirmation by air mail) or by international second-day courier, courier charges prepaid, and addressed to the appropriate party as set forth below:

     If to Licensee:        HospitalityCity Pte Ltd
                            8 Temasek Boulevard
                            #42-01 Suntec Tower Three
                            Singapore 038988
                            Facsimile Number:  +65 234-3604

     If to Licensor:        3291 North Buffalo Drive
                            Suite 200
                            Las Vegas, NV 89129
                            USA
                            Facsimile Number:  (702) 316-7001

Notices delivered personally shall be effective upon delivery and notices delivered by mail shall be effective upon their receipt by the party to whom they are addressed.



                                 Confidential

                                  SECTION 12
                                  ----------

                                  ASSIGNMENT
                                  ----------

     Except as provided herein, this Agreement may not be assigned by Licensee, nor may Licensee delegate or subcontract any obligation incurred hereunder or under any applicable License Agreement, except with the prior written consent of Licensor which shall not be unreasonably withheld or refused. Licensor may terminate this Agreement in the event that Licensee experiences (in one transaction or any series of transactions) a change of majority ownership or principal management, unless Licensor is promptly notified of such change and is provided satisfactory assurance that Licensee shall be able to perform its obligations hereunder to Licensor's satisfaction. Subject to the foregoing, this Agreement shall inure to the benefit of, and shall be binding on, the parties hereto, their successors and assigns.

                                  SECTION 13
                                  ----------

                                 COUNTERPARTS
                                 ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                                  SECTION 14
                                  ----------

                                 GOVERNING LAW
                                 -------------

     This Agreement shall be governed by and construed and enforced in accordance with English law without regard to principles of conflicts of laws. As between the parties hereto, the United Nations convention related to the sale of goods shall not apply to any sale of goods deemed to arise under or related to this Agreement. All funds shall be paid to Licensor in U.S. dollars in the United States of America; and nothing herein shall be construed to require Licensor to do business or maintain any office of business establishment outside the United States of America.

                                  SECTION 15
                                  ----------

                               ENTIRE AGREEMENT
                               ----------------

     This Agreement may not be modified except by writing signed by authorized representatives of both parties. A waiver by either party of its rights hereunder shall not be binding unless contained in writing signed by an authorized representative of the party waiving its rights. The nonenforcement or waiver of any provision on one occasion shall not constitute a waiver of such provision on any other occasions unless expressly so agreed in writing. It is agreed that no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement, or alter in any manner the term of this Agreement.

                                  SECTION 16
                                  ----------

                                   HEADINGS
                                   --------
     The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation hereof.



                                 Confidential

                                  SECTION 17
                                  ----------

                             COMPLIANCE WITH LAWS
                             --------------------

     17.1 Licensee shall, at its own expense, comply with all laws relating to the marketing, distribution, or licensing of the Software, and shall procure all licenses and pay all fees and other charges required thereby.

     17.2 Notwithstanding anything in this Agreement to the contrary, it is acknowledged and agreed that neither Licensor nor Licensee may ship, export, or re-export the Software, Program or Documentation, or any other information, process, product, or service obtained directly or indirectly from Licensor, to any country or entity that is the subject of any prohibition imposed by the U.S. Export Administration Act of 1979, U.S. Executive Orders, the U.S. Department of Commerce, and the North Atlantic Treaty Organization (NATO), Licensee understands that, if such a prohibition applies and an export license cannot be obtained with reasonable effort, the disclosure or delivery of the Software, Program and Documentation may not occur. To ensure compliance, Licensee agrees to notify Licensor of each Eligible Prospect as soon as possible so that Licensor can evaluate whether prohibitions may apply or export licenses may be available. If unusual costs are involved in obtaining export licenses, Licensor may require Licensee to accept responsibility for some or all of those costs.

     17.3 Licensee hereby agrees that Licensee and its directors, officers, employees, and agents shall comply with the Foreign Corrupt Practices Act of 1977, as amended (the "Act") with respect to the subject matter of this Agreement. In this regard, neither Licensee nor any of its directors, officers, employees, or agents shall make or offer to make any payment or gift directly or indirectly to any employee, officer, or representative of any governmental entity or instrumentality or to any foreign political party any official of a foreign political party, or candidate, when such payment would constitute a bribe, kickback or illegal payment under U.S. or applicable foreign laws.

     17.4 In performing its duties under this Agreement, Licensee shall use its best efforts to prevent any action which would cause Licensor to be in violation of any law or regulation applicable in the jurisdiction constituting the Territory, including but not limited to, laws and regulations governing franchises, distribution and sales. Further, Licensee will use its best efforts to prevent any action which would result in Licensor's loss of any intellectual property rights to the Software in the jurisdictions constituting the Territory.

                                  SECTION 18
                                  ----------

                            INDEPENDENT CONTRACTOR
                            ----------------------

     Each party hereto shall be and remain an independent contractor; nothing herein shall be deemed to constitute the parties as partners, and neither party shall have early authority to act, or attempt to act. or represent itself, directly or by implication, as an agent of the other or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of the other, nor shall either be deemed the agent or employee of the other.



                                 Confidential

                                  SECTION 19
                                  ----------

                                  ARBITRATION
                                  -----------

     In the event a claim, controversy, or dispute between Licensor and Licensee arises out of or in connection with this Agreement or the transactions and business contemplated hereby, including the validity, construction, or enforcement thereof, either party may demand that such matter be submitted to final and binding arbitration before a single arbitrator selected by the parties in accordance with the then existing rules of the International Chamber of Commerce. The situs of all arbitration proceedings shall be Brussels, Belgium unless Licensor and Licensee agree in writing to another situs. All arbitration proceedings and records shall be in English. Issuance of an arbitration demand shall suspend the effect of any default entailed by such claim, controversy, or dispute and any judicial or administrative proceedings instituted in connection therewith, for the duration of the arbitration proceedings. If Licensor and Licensee cannot agree on the identity of a single arbitrator within five (5) days of receipt of the arbitration demand, each of them shall appoint one (1) arbitrator and the party-appointed arbitrators shall appoint a third arbitrator within five (5) days of their appointment. The arbitrator or arbitrators shall determine whether a default has occurred, and shall deliver its or their decision within ninety (90) days of the date of receipt of the arbitration demand, specifying such remedy (including money damages) as shall (1) fully implement the intent and purposes of this Agreement and (2) indemnify and hold harmless the nonbreaching party from all losses, costs, and expenses (including costs of arbitration and reasonable attorney's fees) resulting from the default. Termination or limitation of Licensor's rights in the Software, the Documentation, or any associated intellectual property rights may not be awarded under any circumstances. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made, except that Licensor shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction in order to protect its rights in the Software, the Documentation, or any associated intellectual property rights while such proceeding is pending or in support of any award made pursuant to such arbitration. Licensor and Licensee hereby consent to the enforcement in the courts of each country in the Territory and the United States of any arbitral judgment or award rendered pursuant to this Section.

                                  SECTION 20
                                  ----------

                                  INSPECTION
                                  ----------

     Licensor shall have the right to enter the premises of Licensee at any time upon reasonable request during regular business hours in a non-disruptive manner, for the purpose of inspecting the location and use of the Software, Program and Documentation and the standard procedures of Licensee regarding retention, safekeeping, and disposal of all media and materials, pertaining thereto.

                                  SECTION 21
                                  ----------

                              SOURCE CODE ESCROW
                              ------------------

     To be subsequently agreed upon.


                                 Confidential

                                 Confidential

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above-written.


LICENSOR:                                                LICENSEE:
By: /s/   CHRIS P. CARTON                                By: /s/   GREG KENNISH
   -------------------------------------------              -------------------------------------

Title: President and Chief Operating Officer             Title: Director
      ----------------------------------------                 ----------------------------------

Date: 2 June 99                                          Date: 3 June 99
     -----------------------------------------                -----------------------------------


WITNESS:                                                 WITNESS:
By: /s/  KEVIN LISKE                                     By: /s/  JERRY LAU
   -------------------------------------------              -------------------------------------

Title: Vice President Operations                         Title: Director
      ----------------------------------------                 ----------------------------------

Date: 2 June 99                                          Date: 3 June 99
     -----------------------------------------                -----------------------------------



                                 Confidential

                                  EXHIBIT "A"

                                  EXHIBIT "B"

                                 LICENSE FEES

     All amounts due hereunder shall be paid in U.S. Dollars via wire transfer to the bank account in the United States as designated by Licensor from time to time,

     The Licensee shall pay the Licensor (a) a one-time lump sum fee of **
                                                                        --
payable in four (4) equal quarterly installments of ** each, the first of which
                                                    --
was paid no later than 14 days after the execution and delivery of this Agreement and the other three installments will be paid by wire transfer three, six and nine months respectively thereafter and (b) a quarterly fee of:

          i.   ** of the aggregate Subject Revenue received by Licensee and its
               --
     affiliates during each quarter of the first year of the term of this Agreement.

          ii.  ** of the aggregate Subject Revenue received by Licensee and its
               --
     affiliates during each quarter of the second year of the term of this Agreement.

          iii. ** of the aggregate Subject Revenue received by Licensee and its
               --
     affiliates during each quarter of the third year of the term of this Agreement.

          iv.  ** of the aggregate Subject Revenue received by Licensee and its
               --
     affiliates during each quarter of the fourth year of the term of this Agreement.

          v.   ** of the aggregate Subject Revenue received by Licensee and its
               --
     affiliates during each quarter of the fifth year of the term of this Agreement.

          vi.  ** of the aggregate Subject Revenue received by Licensee and its
               --
     affiliates during each quarter of the sixth and each subsequent year of the term of this Agreement.

Notwithstanding the above, payment of the quarterly fee ** until the earlier of
                                                        --
the following: (a) the end of the first year of this Agreement; or (b) when Licensee's aggregate Subject Revenue exceeds Licensee's expenses. This ** of
                                                                        --
first year quarterly fee shall not affect the calculation of quarterly fee increases as set forth above.




*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION
------------------------------------------------------------------------------
CONTAINED IN THIS EXHIBIT.  THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE
------------------------------------------------------------------------------
BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE
---------------------------------------------------------------------------
SECURITIES AND EXCHANGE COMMISSION.
-----------------------------------



                                 Confidential

                                  EXHIBIT "C"

                           Form of License Agreement